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                                  Exhibit 23.2

            Consent of Independent Accountants, Arthur Andersen LLP


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 19, 1997 included in Biomagnetic Technologies, Inc.'s Form 10-K for the year ended September 30, 1997 and of our report dated March 13, 1998 included in Biomagnetic Technologies, Inc.'s Form 11-K for the year ended September 30, 1997.


                                                   /s/  ARTHUR ANDERSEN LLP

San Diego, California
August 3, 1998